Consent of Independent Auditor

We consent to the use, in this Offering Statement on Form 1-A of FAT Brands Inc. of our reports dated May 5, 2017, relating to our audits of the financial statements of Fatburger North America, Inc. for the years ended December 25, 2016 and December 27, 2015, respectively.

Glendale, California

September 6, 2017

Consent of Independent Auditor

We consent to the use, in this Offering Statement on Form 1-A of FAT Brands Inc. of our reports dated May 5, 2017, relating to our audits of the consolidated financial statements of Buffalo’s Franchise Concepts, Inc. and Subsidiary for the years ended December 25, 2016 and December 27, 2015, respectively.

Glendale, California

September 6, 2017